EXHIBIT 10.14

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES
Clarifying Amendment Effective June 17, 2013

For purposes of the Director Compensation and Stock Ownership Guidelines Effective June 17, 2013 (the “Guidelines”), the purchase of stock of the Company at any time during the Purchase Period pursuant to a warrant issued by the Company shall be considered a qualifying purchase for purposes of the matching grant as set forth in the Guidelines.

No other provisions or conditions of the Guidelines are affected by this Clarifying Amendment.